                                                                   EXHIBIT 10.23

                          INDUSTRIAL REAL ESTATE LEASE

                                    BETWEEN

                              CYPRESS LAND COMPANY

                                      AND

                               XYLAN CORPORATION


                                      for


                    26801 AGOURA ROAD, CALABASAS, CALIFORNIA



                                  JUNE 1, 1998

                               TABLE OF CONTENTS
                               -----------------
                                                                            Page
                                                                            ----
ARTICLE ONE:       BASIC TERMS............................................    1
     Section 1.1      Date of Lease.......................................    1
     Section 1.2      Landlord............................................    1
     Section 1.3      Tenant..............................................    1
     Section 1.4      Property............................................    1
     Section 1.5      Lease Term..........................................    1
     Section 1.6      Permitted Uses......................................    1
     Section 1.7      Tenant's Guarantor..................................    1
     Section 1.8      Initial Security Deposit............................    1
     Section 1.9      Rent and Other Charges Payable by Tenant............    2
     Section 1.10     Riders..............................................    2

ARTICLE TWO:       LEASE TERM.............................................    2
     Section 2.1      Lease of Property for Lease Term....................    2
     Section 2.2      Holding Over........................................    2
     Section 2.3      Option to Extend....................................    3

ARTICLE THREE:     BASE RENT..............................................    6
     Section 3.1      Time and Manner of Payment..........................    6
     Section 3.2      Cost of Living Increases............................    6
     Section 3.3      Security Deposit; Increases.........................    7
     Section 3.4      Termination; Advance Payments.......................    7

ARTICLE FOUR:      OTHER CHARGES PAYABLE BY TENANT........................    7
     Section 4.1      Additional Rent.....................................    8
     Section 4.2      Property Taxes......................................    8
     Section 4.3      Utilities...........................................   10
     Section 4.4      Insurance Policies..................................   10
     Section 4.5      Late Charges........................................   13
     Section 4.6      Interest on Past Due Obligations....................   13
     Section 4.7      Impounds for Insurance Premiums and Real Property
                      Taxes...............................................   13

ARTICLE FIVE:      USE OF PROPERTY........................................   14
     Section 5.1      Permitted Uses......................................   14
     Section 5.2      Manner of Use and CC&Rs.............................   14
     Section 5.3      Hazardous Materials.................................   15
     Section 5.4      Outside Storage.....................................   20
     Section 5.5      Signs and Auctions..................................   20
     Section 5.6      Indemnity...........................................   20
     Section 5.7      Landlord's Access...................................   20
     Section 5.8      Quiet Possession....................................   21
     Section 5.9      Future Easements and Governmental Requirements......   21

ARTICLE SIX:       CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND
                   ALTERATIONS............................................   21
     Section 6.1      Existing Conditions.................................   21
     Section 6.2      Exemption of Landlord from Liability................   22
     Section 6.3      Landlord's Obligations..............................   22
     Section 6.4      Tenant's Obligations................................   23
     Section 6.5      Alterations, Additions, and Improvements............   24
     Section 6.6      Condition Upon Termination..........................   25
     Section 6.7      Common Areas and Regulations........................   26

ARTICLE SEVEN:     DAMAGE OR DESTRUCTION..................................   26
     Section 7.1      Partial Damage to Property..........................   26
     Section 7.2      Damage Caused by Tenant.............................   27
     Section 7.3      Substantial or Total Destruction....................   27
     Section 7.4      Temporary Reduction of Rent.........................   27
     Section 7.5      Waiver..............................................   28

ARTICLE EIGHT:     CONDEMNATION...........................................   28

ARTICLE NINE:      ASSIGNMENT AND SUBLETTING..............................   29
     Section 9.1      Landlord's Consent Required.........................   29
     Section 9.2      Tenant Affiliate and Merger.........................   29
     Section 9.3      No Release of Tenant................................   30
     Section 9.4      Offer to Terminate..................................   30
     Section 9.5      Landlord's Consent..................................   30
     Section 9.6      Landlord's Share of Premium.........................   31
     Section 9.7      No Merger...........................................   31

ARTICLE TEN:       DEFAULTS; REMEDIES.....................................   32
     Section 10.1     Covenants and Conditions............................   32
     Section 10.2     Defaults............................................   32
     Section 10.3     Remedies............................................   33
     Section 10.4     Cumulative Remedies.................................   34

ARTICLE ELEVEN:    PROTECTION OF LENDERS..................................   34
     Section 11.1     Subordination.......................................   35
     Section 11.2     Attornment..........................................   35
     Section 11.3     Signing of Documents................................   35
     Section 11.4     Estoppel Certificates...............................   36
     Section 11.5     Tenant's Financial Condition........................   36

ARTICLE TWELVE:    LEGAL COSTS............................................   37
     Section 12.1     Legal Proceedings...................................   37
     Section 12.2     Landlord's Consent..................................   37

ARTICLE THIRTEEN:  MISCELLANEOUS PROVISIONS...............................   38
     Section 13.1     Non-Discrimination..................................   38
     Section 13.2     Landlord's Liability; Certain Duties................   38
     Section 13.3     Severability........................................   39
     Section 13.4     Interpretation......................................   39
     Section 13.5     Incorporation of Prior Agreements; Modifications....   39
     Section 13.6     Notices.............................................   39
     Section 13.7     Waivers.............................................   39
     Section 13.8     Recordation.........................................   40
     Section 13.9     Binding Effect; Choice of Law.......................   40
     Section 13.10    Corporate Authority; Partnership Authority..........   40
     Section 13.11    Joint and Several Liability.........................   40
     Section 13.12    Force Majeure.......................................   40
     Section 13.13    Execution of Lease..................................   41
     Section 13.14    Survival............................................   41

ARTICLE FOURTEEN:  BROKERS................................................   41
     Section 14.1     No Other Brokers....................................   41

CONSTRUCTION RIDER

EXHIBIT "A" - Legal Description

EXHIBIT "B" - Shell Plans and Specifications

                         INDUSTRIAL REAL ESTATE LEASE

ARTICLE ONE:   BASIC TERMS

     This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

     Section 1.1   Date of Lease:  June 1, 1998

     Section 1.2 Landlord: Cypress Land Company, a California limited partnership

Address of Landlord: 2203 East Carson Street, Suite A-1, Long Beach, California 90810

     Section 1.3   Tenant:  Xylan Corporation, a California corporation

Address of Tenant:  26801 Agoura Road, Calabasas, California

     Section 1.4 Property: 26801 Agoura Road, Calabasas, California, consisting of a building ("Building") of approximately one hundred twenty-eight thousand seven hundred square feet (128,700 s.f.) (which square footage includes a eleven thousand two hundred square foot (11,200 s.f.) second story mezzanine area), and all parking areas located on the Property. The actual square feet of the Building shall be determined under Paragraph 3.2 of the Construction Rider. The legal description of the land area constituting the Property is set forth on Exhibit "A" attached hereto and incorporated herein by this reference.
-----------

     Section 1.5 Lease Term: Ten (10) years beginning on the Commencement Date (as defined in the Construction Rider) and ending one hundred twenty (120) months thereafter. If the Commencement Date falls on a day other than the first day of a calendar month, then the Lease Term shall be one hundred twenty (120) months plus the additional period of time between the Commencement Date and the first day of the next succeeding month.

     Section 1.6 Permitted Uses: (See Article Five) General administrative, office, production, warehouse, distribution and sales (other than retail) of Tenant's products, customer service, and for other lawful purposes directly incidental thereto.

     Section 1.7   Tenant's Guarantor:  None

     Section 1.8   Initial Security Deposit:  (See Section 3.3)

Eighty-One Thousand Eighty-One Dollars ($81,081)

     Section 1.9   Rent and Other Charges Payable by Tenant:

     (a) BASE RENT: Eighty-One Thousand Eighty-One Dollars ($81,081) per month for the first thirty (30) months (plus a pro rata amount for the first partial month of the Lease, if applicable) as provided in Section 3.1. The initial Base Rent shall be adjusted as provided in Paragraph 3.2 of the Construction Rider, based upon the actual square feet of the Building. The Base Rent shall be increased on the first day of the thirty-first (31st), sixty-first (61st) and ninety-first (91) month(s) ("Rental Adjustment Date(s)") after the first day of the first full month of the Lease Term, as provided in Section 3.2. The increase in the Base Rent on each Rental Adjustment Date shall be a minimum of seven and sixty-eight one-hundredths percent (7.68%) and a maximum of fifteen and seventy-three one-hundredths percent (15.73%) of the Comparison Base Rent.

     (b) OTHER PERIODIC PAYMENTS:  (i) Real Property Taxes (See Section 4.2);
(ii) Utilities (See Section 4.3);  (iii) Insurance Premiums (See Section 4.4);
(iv) Impounds for Insurance Premiums and Property Taxes, if any (See Section 4.7); (v) Maintenance, Repairs and Alterations (See Article Six).

     Section 1.10 Riders: The Construction Rider is attached to and is hereby made a part of this Lease.

ARTICLE TWO:  LEASE TERM

     Section 2.1 Lease of Property for Lease Term. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.5 above and shall begin and end on the dates specified in Section 1.5 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.5 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

     Section 2.2   Holding Over.  Tenant shall vacate the Property upon the
expiration or earlier termination of this Lease.   Tenant shall reimburse
Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of this Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by fifty percent (50%).

     Section 2.3   Option to Extend.

     (a) Exercise.  Landlord hereby grants to Tenant two (2) options (referred
         --------
to herein individually as "Option" and collectively as "Options") to renew and extend the term of this Lease for a term of five (5) years for each Option (each such five-year term for an Option is referred to herein as an "Option Term"). Each Option must be exercised by written notice ("Option Notice") received by Landlord no later than six (6) months prior to the expiration of the then current Lease Term or Option Term. Furthermore, the Option shall not be deemed to be properly exercised if Tenant is prohibited from exercising the Option pursuant to subparagraphs (i) or (ii), below. If the Option is not properly exercised within the Option Notice period in the manner prescribed herein, it shall expire and be of no further force and effect. In order for Tenant to be able to exercise the second Option, the first Option must be properly exercised by Tenant (or Landlord and Tenant must otherwise have agreed in writing to extend the Lease Term for the first full Option Term). Time is of the essence. Tenant may not revoke an election of an Option once Tenant makes an election to
exercise such Option.   Provided that Tenant has properly exercised an Option,
the term of the Lease shall be extended for the Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the Base Rent shall be modified as set forth in Paragraphs 2.3(b), (c) and (d), below.

         (i) If Tenant is then in default under any provision of this Lease beyond the applicable notice and cure periods for such default, then Tenant may not exercise the Option. If Tenant's default is due to the fact that Tenant has failed to pay a monetary amount due under the Lease, then the Option may not be exercised until such monetary amount is paid before the Option Notice period expires or, if such non-monetary default is not capable of cure before such period expires, as long as Tenant has commenced such cure, is diligently attempting to complete curing such default, and such default is capable of being cured, then such exercise shall be effective notwithstanding such continuing default. If such default is the result of Tenant's failure to perform a non-monetary obligation and Tenant has received written notice of such default, then Tenant may only exercise the Option if Tenant properly cures such non-monetary default within the stated cure period before the Option Notice period expires. The period of time within which the Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise such Option because of Tenant's default.

         (ii) The Option granted to Tenant in this Lease is personal to Tenant and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant or a Tenant Affiliate (as defined in Section 9.2). The Option herein granted to Tenant is not assignable to any person separate and apart from this Lease.

     (b) Base Rent.  The Base Rent payable for the first thirty (30) months of
         ---------
each Option Term shall be the greater of: (i) the Fair Rental Value (as determined under Paragraph 2.3(c)); or (ii) the Base Rent during the last month immediately preceding the first month of the applicable Option Term.

     (c) Fair Rental Value.  For purposes of this Section 2.3, the term "Fair
         -----------------
Rental Value" shall mean the Fair Rental Value based upon a per square foot basis and shall be determined as follows: After Landlord's receipt of Tenant's election to exercise the Option, but no sooner than six (6) months prior to the expiration of the then current Lease term, Landlord shall determine the Fair Rental Value in accordance with subparagraph 2.3(c)(ii) below, and provide written notice of such amount to Tenant. Tenant shall have fifteen (15) days (the "Tenant Review Period") after receipt of Landlord's notice of the Fair Rental Value within which to accept such rental or to reasonably object thereto in writing. In the event that Tenant objects in writing to Landlord within the Tenant Review Period of Landlord's determination, then Landlord and Tenant shall attempt to agree upon such Fair Rental Value using their good faith efforts.
The failure of Tenant to so notify Landlord in writing of Tenant's acceptance of the Fair Rental Value within the Tenant Review Period shall conclusively be deemed Tenant's rejection of the Fair Rental Value determined by Landlord. If Landlord and Tenant fail for any reason to reach agreement of the Fair Rental Value within ten (10) days of the end of Tenant's Review Period, then each party shall place in a separate sealed envelope its final proposed determination as to the Fair Rental Value (which determination may be different than such party's original determination), and such determination shall be submitted to a Qualified Appraiser for determination. Tenant shall deliver to Landlord within ten (10) days after the end of Tenant's Review Period a list of three (3) Qualified Appraisers, and Landlord shall choose one (1) of such Qualified Appraisers from such list within five (5) days of Landlord's receipt of such list. If Tenant fails to deliver such list to Landlord within such ten (10) day period, then Landlord may deliver a list of three (3) Qualified Appraisers to Tenant, and Tenant shall choose one (1) of such Qualified Appraisers, or if Tenant so fails to choose a Qualified Appraiser within five (5) days of receipt of same, then Landlord may choose such Qualified Appraiser from such list. The Qualified Appraiser's determination shall be limited solely to this issue of whether Landlord's or Tenant's submitted Fair Rental Value per square foot for the Property is the closest to the actual prevailing Fair Rental Value per square foot, using the criteria described herein (in which case Landlord's or Tenant's determination of the Fair Rental Value chosen by the Qualified Appraiser shall be the Fair Rental Value). Such Qualified Appraiser shall within thirty (30) days of appointment reach a decision and shall notify Landlord and Tenant of such determination and such determination shall be final.

         (i) The term "Qualified Appraiser" for purposes of this Paragraph 2.3(c) shall mean a professional real estate appraiser who is a Member of the Appraisal Institute (sometimes known as an "MAI" appraiser) who shall have been active over the five (5) preceding years ending on the date of such appointment in the appraisal of similar properties within a ten (10) mile radius of the subject Property. The cost of the Qualified Appraiser shall be paid equally by Landlord and Tenant. If at the time of the appointment of a Qualified Appraiser, the designation "MAI" is no longer utilized, then a qualification for appraisers most nearly equivalent to an MAI appraiser shall be utilized.

         (ii) The criteria by which the Qualified Appraiser, and the Landlord's and Tenant's determination, of Fair Rental Value per month shall be as follows:

               (a) Only available comparable office/warehouse building rentals closest to the date that such Option term is to commence of equal quality to the Property within the Lost Hills Business Center shall be used. Comparable properties shall be compared on a rentable square footage basis.

               (b) Only buildings in a planned business park of at least the same quality as the business park in which the subject Property is located shall be used.

               (c) Fair Rental Value shall not include the rental value for those Tenant Improvements installed and paid for by the Tenant under the Construction Rider (except for improvements or upgrades of the Building Shell which may have been included in such Tenant Improvements).

               (d) No credit may be given for comparable property rentals for tenant improvement allowances or similar rental concessions, if any, given to tenants of comparable properties. However, credit may be given for any free rent, if any, then being given to tenants of comparable properties.

     (d) Increase.  The monthly Base Rent payable for the first (1st) month
         --------
through the thirtieth (30th) month of each Option Term shall be the new monthly Base Rent for the Option Term as determined under Paragraphs 2.3(b) and (c), above. Such Base Rent shall be increased on the thirty-first (31st) month of each Option Term ("Rental Adjustment Date") as provided in Section 3.2; provided, however, that such rent increase on each Rental Adjustment Date shall be a minimum of seven and sixty-eight one-hundredths percent (7.68%) and a maximum of fifteen and three one-hundredths percent (15.73%) of the Comparison Base Rent.

ARTICLE THREE:  BASE RENT

     Section 3.1 Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.9(a) above, which amount shall apply to the Base Rent due for the first full month of the Lease Term. If the Base Rent is modified under Paragraph 3.2 of the Construction Rider, then Landlord and Tenant on the Commencement Date shall make an adjustment to the initial Base Rent. In the event that the Commencement Date does not fall on the first day of the month, then on the Commencement Date the Tenant shall pay to Landlord the Base Rent due for such partial first month of the Lease Term. On the first day of the second full month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

     Section 3.2 Cost of Living Increases. The Base Rent shall be increased on each date (the "Rental Adjustment Date") stated in Paragraphs 1.9(a) and 2.3(d) in accordance with the increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (all items for the geographical Statistical Area in which the Property is located on the basis of 1982-1984 = 100 which currently is the Los Angeles-Riverside-Orange County Metropolitan Area) (the "Index") as follows:

     (a) The Base Rent (the "Comparison Base Rent") in effect immediately before each Rental Adjustment Date shall be increased by the percentage that the Index has increased from the date (the "Comparison Date") on which payment of the Comparison Base Rent began through the month in which the applicable Rental Adjustment Date occurs. The Base Rent shall not be reduced by reason of such computation. Landlord shall notify Tenant of each increase by a written statement which shall include the Index for the applicable Comparison Date, the Index for the applicable Rental Adjustment Date, the percentage increase between those two Indices, and the new Base Rent. Any increase in the Base Rent provided for in this Section 3.2 shall be subject to any minimum or maximum increase, if provided for in Paragraph 1.9(a).

     (b) Tenant shall pay the new Base Rent from the applicable Rental Adjustment Date until the next Rental Adjustment Date. Landlord's notice may be given after the applicable Rental Adjustment Date of the increase, and Tenant shall pay Landlord the accrued rental adjustment for the months elapsed between the effective date of the increase and Landlord's notice of such increase within ten (10) days after Landlord's notice. If the format or components of the Index are materially changed after the Commencement Date, Landlord shall substitute an index which is published by the Bureau of Labor Statistics or similar agency and which is most nearly equivalent to the Index in effect on the Commencement Date. The substitute index shall be used to calculate the increase in the Base Rent unless Tenant objects to such index in writing within fifteen (15) days after receipt of Landlord's notice. If Tenant objects, Landlord and Tenant shall submit the selection of the substitute index for binding arbitration in accordance with the rules and regulations of the American Arbitration Association at its office closest to the Property. The costs of arbitration shall be borne equally by Landlord and Tenant.

     Section 3.3   Security Deposit; Increases.

     (a) Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.8 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit as permitted herein, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

     (b) If the Base Rent is increased, if at all, under Paragraph 3.2 of the Construction Rider, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which equals the new Base Rent calculated under such Paragraph 3.2.

     Section 3.4 Termination; Advance Payments. Upon expiration or the earlier termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and as promptly as reasonable possible, but not later than ninety (90) days after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of this Lease.

ARTICLE FOUR:  OTHER CHARGES PAYABLE BY TENANT

     Section 4.1 Additional Rent. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

     Section 4.2   Property Taxes.

     (a) Real Property Taxes. Tenant shall pay all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Subject to Paragraph 4.2(b) and Section 4.7 below, such payment shall be made at least thirty (30) days prior to the delinquency date of the taxes. At least thirty (30) days prior to such delinquency date, Tenant shall furnish Landlord with satisfactory evidence that the real property taxes have been paid. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent.

     (b) Landlord May Pay Taxes. Landlord may elect by written notice to Tenant, at Landlord's sole and absolute discretion, to pay the real property taxes (due under this Section 4.2) to the appropriate governmental authority, and have Tenant pay such amount to Landlord, by Landlord delivering evidence of such tax amount(s) to Tenant. If Tenant does not pay over any such amount(s) to Landlord within fifteen (15) days of Landlord's delivery of request for payment to Tenant, then Tenant shall be required to pay such amount(s) to Landlord with Tenant's next rental installment, together with interest from the date of Landlord's payment of such taxes, at the maximum interest rate then allowed by law. If Tenant continues to fail to pay such amount(s) to Landlord, then such amount(s) shall be treated as a failure of Tenant to pay Landlord a monetary amount due under the terms of this Lease, and Tenant shall be deemed to be in default under this Lease.

     (c) Definition of "Real Property Tax." "Real property tax" or "real property taxes" means (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a reassessment of the Property due to a change in law, a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property subject to subparagraph 4.2(f) below; and (v) change in the property tax laws and any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes. If after the Commencement Date of the Lease there is an assessment which becomes a lien on the Property which is a real property tax and such assessment may be elected to be paid either in a lump sum or in installments by the Landlord, then whether or not the Landlord elects to pay such assessment in installments, Tenant's liability for such assessment shall be computed as if such election to pay in installments had been made and only the installments (and any interest thereon) which would have been due during the Lease Term shall be included in the Tenant's tax obligations.

     (d) Joint Assessment. If the Property is not separately assessed, Landlord shall reasonably determine Tenant's share of the real property tax payable by Tenant under Paragraph 4.2(a) from the assessor's worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen
(15) days after receipt of Landlord's written statement.

     (e) Personal Property Taxes.

         (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

         (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen
(15) days after Tenant receives a written statement from Landlord for such personal property taxes.

     (f) Change of Ownership. If Landlord should sell or transfer the Property during the first sixty (60) months of the Lease Term (where such sale or transfer closes during such 60-month period), and as a result of such sale or transfer there is a "change of ownership" of the Property under the provisions of the California Revenue and Taxation Code which results in an increase in the assessed value of the Property, then Landlord shall be responsible to pay the real property taxes pertaining to the increased amount of such new assessed value (but not as to any other real property taxes, assessments or other additions to taxes pertaining to the Property). The immediate preceding sentence shall not apply to any change of ownership resulting from the death of Brian L. Harvey or any transfer of the Property which occurs in connection with the death of Brian L. Harvey. Tenant shall be responsible for any tax increase for a change in ownership of the Property (or similar provisions of law) after the first sixty
(60) months of the initial Lease Term.

     (g) Application for Reduction in Taxes. The Tenant, at Tenant's sole cost and expense, may protest the real property tax valuation of the Property or any real property tax increases for the Property which affects Tenant's obligations hereunder before the assessment appeals board or by judicial proceedings. Landlord agrees, at no cost or expense to Landlord, to cooperate with Tenant in effectuating such protest or legal proceeding. Tenant, however, shall pay all such taxes or assessments claimed to be due even if Tenant files a protest, appeal or legal proceeding relating to such taxes, assessments or valuation. The Tenant shall pay all of the attorneys' fees, appraisal fees and other costs and expenses relating to such appeal, protest or judicial proceedings and agrees to defend, indemnify and hold the Landlord harmless regarding same. If a reduction in the real property taxes and the refund is received relating to such reduction for a year in which the Tenant has paid such taxes, then Tenant shall be entitled to receive that portion of the refund attributable to the amount paid by the Tenant, provided that such refund is received by Landlord on or before the date which is twelve (12) months after the termination date of the Lease (and provided that the Tenant is not in default under the terms of the Lease).

     Section 4.3 Utilities. Landlord shall cause to be connected to the Property on the Commencement Date natural gas, water, sewer service and electricity as part of the construction of the Shell under the Construction Rider. Such utilities under the immediately preceding sentence shall be separately metered to the Property. Tenant shall pay, directly to the appropriate supplier, the cost of (and any deposits for) all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal, and other utilities and services supplied to the Property.

     Section 4.4   Insurance Policies.

     (a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be Two Million Dollars ($2,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.4(a) shall: (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and
(iii) insure Landlord against Tenant's performance under Section 5.6, if the matters giving rise to the indemnity under Section 5.6 result from the acts or negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of the ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

     (b) Property and Rental Income Insurance. During the Lease Term, Tenant shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. The deductible amounts under such policies shall not exceed Twenty Thousand Dollars ($20,000) per occurrence.
Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, earthquake, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to require Tenant to obtain flood and/or earthquake insurance if required by any lender holding a security interest in the Property. Tenant shall obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Tenant shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to twelve (12) months' Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under the insurance policies maintained pursuant to Paragraph 4.4(a) or this Paragraph 4.4(b). Tenant shall not do or permit anything to be done which invalidates any such insurance policies. All property insurance and rental income insurance shall provide for all payments of proceeds to be made to Landlord (and/or lender(s) designated by Landlord).

     (c) Payment of Premiums. Subject to Section 4.7, Tenant shall pay all premiums for the insurance policies required to be maintained or paid by Tenant under Paragraphs 4.4(a) and 4.4(b) within fifteen (15) days after Tenant's receipt of a copy of the premium statement or other evidence of the amount due. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.4. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.4 is in full force and effect and containing such other information which Landlord reasonably requires. Notwithstanding the above provisions of this subparagraph, Landlord may elect, at Landlord's sole and absolute discretion, to obtain the insurance policies described under paragraph 4.4(b) and to have Tenant pay or reimburse Landlord the amount of insurance premiums for such policies. If Tenant does not pay to Landlord any such premium amount within thirty (30) days of Landlord's delivery to Tenant of Landlord's request for payment, then same shall be treated as a failure of Tenant to pay Landlord a monetary amount due under the terms of this Lease, and Tenant shall be deemed to be in default under this Lease.

     (d)  General Insurance Provisions.

          (i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage. Such insurance policies maintained by the Tenant hereunder may be in the form of a blanket policy provided that such blanket policy meets the criteria required under this Section 4 including but not limited to the deductible amount, insurance company rating and liability amounts.

          (ii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord's consent, or if Tenant fails to pay premiums for any insurance policy, Landlord may obtain such insurance (or pay premiums on an existing insurance policy), in which case Tenant shall reimburse Landlord for the cost of such insurance and premiums within fifteen (15) days after receipt of a statement that indicates the cost of such insurance and premiums.

          (iii) Tenant shall maintain all insurance required to be maintained by Tenant under this Lease with companies holding a "General Policy Rating" of A-10 or better, as set forth in the most current issue of "Best Key Rating Guide." Tenant acknowledges that the insurance described in this Section 4.4 is for the primary benefit of Landlord. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

          (iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, to the extent such loss or damage is actually reimbursed from any proceeds from an insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

     Section 4.5 Late Charges. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within five (5) days after Landlord's written notice to Tenant that such rent payment is delinquent, Tenant shall immediately pay Landlord a late charge equal to ten percent (10%) of the overdue amount. At any time during the Lease, if Landlord provides written notice to Tenant under the immediate preceding sentence that a rental payment has been delinquent, then if Tenant fails to pay any other rent payment due within twelve (12) months after such Landlord notice, Landlord shall not have to provide any other written notice to the Tenant during such twelve
(12) month period, and if the Landlord does not receive any rent payment timely within such twelve (12) month period within five (5) days after such payment becomes due, Tenant shall immediately pay to Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. If such late charge is not paid when due hereunder, such failure shall be deemed a default by Tenant, and Tenant shall (in addition to Landlord's other remedies) pay to Landlord interest (at the rate specified in
Section 4.6, but not greater than the maximum rate permitted by law on such late charge) on such late charge from the date such late charge is to be paid to Landlord.

     Section 4.6 Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of twelve percent (12%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

     Section 4.7   Impounds for Insurance Premiums and Real

Property Taxes. If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property (and such requirement is not caused by Landlord's default under such ground lease or mortgage), or if Tenant is more than ten (10) days late in the payment of rent more than twice in any consecutive twelve (12) month period, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease. Upon the termination of the Lease, after any application of funds in the impound account under the immediate preceding sentence and to the payment of taxes and insurance premiums due for Tenant's period of tenancy under this Lease, any remaining amounts in the impound account shall be paid to the Tenant within ninety (90) days following Landlord's receipt of such remaining monies.

ARTICLE FIVE:  USE OF PROPERTY

     Section 5.1 Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.6 above.

     Section 5.2 Manner of Use and CC&Rs. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any applicable law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of any other tenants of Landlord, or which constitutes a nuisance or waste. Subject to Landlord's duties to obtain certain permits under the Construction Rider, Tenant shall obtain and pay for all permits required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, covenants, conditions and restrictions, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act. Tenant acknowledges that this Lease and Tenant's leasehold interest under this Lease are subordinate to any covenants, conditions and restrictions presently or in the future promulgated or recorded in connection with the Property and as a requirement of any parcel map, and any amendments or modifications thereto ("CC&Rs"). Tenant agrees to execute and acknowledge any document evidencing the subordination described in this paragraph, as requested by Landlord from time to time. Tenant agrees to comply with all of the provisions of such CC&Rs and the requirements of any governmental body, including but not limited to use and maintenance of the Property, provisions for earth berms, slopes, landscaping, parking, storage and waste removal, trucking and load, drainage care, maintenance and repair of signs. Tenant shall be responsible for all costs of maintenance, and any assessments or charges for the Property under the CC&Rs.

     Section 5.3   Hazardous Materials.

     (a) Definitions. As used in this Section 5.3, the following definitions shall apply:

          (i) "Environmental Laws" shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution, or contamination of the air, soil, surface water or ground water, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Clean Water Act, the Hazardous Substance Account Act, California Health and Safety Code provisions, the California Hazardous Waste Control Law, the California Medical Waste Management Act, and the California Porter-Cologne Water Quality Control Act.

          (ii) "Hazardous Material" shall mean any substance or material that is described as a toxic or hazardous substance, waste or material, or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas, or synthetic gas useable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity.

          (iii) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including but not limited to the continuing migration of Hazardous Material into or through soil, surface water, or ground water.

          (iv) For purposes of this Section 5.3, the activities, acts, use, production, processing, manufacturing, generation, treatment, handling, storage and Release by "Tenant" shall refer to those of Tenant, Tenant's employees, contractors, sublessees, customers, licensees, guests, contractors, invitees and/or agents.

     (b) Covenant on Use of Property. Tenant shall not use, produce, process, manufacture, generate, treat, handle, store or dispose of any Hazardous Material in, on or under the Property, or use the Property for any such purposes, or Release any Hazardous

Material into any air, soil, surface water or ground water at, on or about the Property, or permit any person using or occupying the Property or any part thereof to do any of the foregoing, which are in violation of any Environmental Laws. Tenant assumes the risk that Environmental Laws may change in the future. Tenant shall comply, and shall cause all persons using the Property or any part thereof to comply with all Environmental Laws applicable to the Property, or the use or occupancy thereof, or any operations or activities therein or thereon. Tenant shall obtain all permits, licenses and approvals required by all applicable Environmental Laws for the use and occupancy of, and all operations and activities in the Property, comply fully with all such permits, licenses and approvals, and keep all such permits, licenses and approvals in full force and effect. Landlord's consent in allowing Tenant to permit or engage in any activity relating to Hazardous Material shall not be construed to mean Landlord in any way approves of the manner in which the Tenant is engaging in such activities, or that Landlord has determined that such activity or manner of activity is safe. Tenant shall not be responsible under this subparagraph (b) for the acts of Landlord, Landlord's employees and Landlord's contractors.

     (c) No Storage Tanks. Tenant shall not install or use any storage tanks on the Property either below or above ground without Landlord's prior written permission. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property, and Landlord may refuse to allow the installation thereof for or not for any reason.

     (d) Presence of Hazardous Material on Property. In the event that any Hazardous Material is present or Released, or there is a threatened Release of Hazardous Material on or under the Property which has violated or which may violate an Environmental Law (or any nearby property which can migrate into or onto the Property), or that any violation of any Environmental Laws may have occurred at the Property, Tenant shall immediately give notice to Landlord thereof. Additionally, Tenant shall immediately furnish to Landlord copies of all written communications received by Tenant from any person or given by Tenant to any person concerning any past or present Release or threatened Release of Hazardous Material in, on or under the Property (or any nearby property which could migrate to the Property), or any past or present violation of any Environmental Laws which may affect the Property. Landlord shall have the right, but not the obligation, to obtain from Tenant, at any time, any additional information regarding Hazardous Material generated, produced, brought onto, used, stored, treated or disposed of by Tenant or any other person on or above the Property, and/or activities relating thereto, on or about the Property. Tenant shall immediately comply with Landlord's requests.

     (e) Landlord's Right to Inspect and Audit. Landlord shall have the right, but not the obligation, to enter the Property to investigate at any time the presence of Hazardous Material, and the compliance with Environmental Laws, and to take all actions reasonably necessary to remediate any threat or breach of any Environmental Laws or from any Release of Hazardous Material on or about the Property. If Landlord reasonably suspects that Tenant has failed to comply with Tenant's obligations under this Section 5.3, Landlord may require Tenant, at Tenant's sole expense, to have an environmental audit (which may, in Landlord's determination, include a Phase I and/or a Phase II environmental report) or other appropriate investigation of the Property conducted by a third party satisfactory to Landlord and approved by Landlord regarding the presence of Hazardous Material and compliance with Environmental Laws. Tenant acknowledges that any such inspections or reports undertaken by Tenant and Landlord are solely for the protection of Landlord, and agrees that Landlord has no duty to Tenant with respect to Hazardous Material or Environmental Laws as a result of any such inspections or reports.

     (f) Remediation Work. If any Release or threatened Release of Hazardous Material in, on or under the Property exists or occurs by any person (except as to Landlord or Landlord's employees or contractors) during the term of this Lease or by Tenant at any time, Tenant shall immediately give notice of the condition to Landlord, and Tenant shall promptly clean up and remove all Hazardous Material and restore the Property to be in compliance with all Environmental Laws (the "Remediation Work"). Tenant's obligation to perform Remediation Work shall exclude any responsibilities by the Tenant to remediate any underground migration of Hazardous Materials which originate outside of the Property and which Hazardous Materials migrate under the Property through no fault of the Tenant. In performing such Remediation Work, Tenant shall comply with the orders and directives of all persons having jurisdiction over the Property or the Remediation Work. Landlord may review any plans and specifications for the Remediation Work before such Remediation Work is performed. Any such plans or specifications shall be prepared by a qualified, licensed engineer or contractor, which Landlord shall have the right to approve or reasonably disapprove, and shall comply with all applicable Environmental Laws, and all other laws, ordinances, rules and regulations. Tenant shall be responsible at Tenant's sole expense to obtain all permits, licenses and approvals for the Remediation Work and to complete the Remediation Work diligently and in a timely manner. Tenant shall pay for all Remediation Work, including the cost of plans, utilities, permits, fees, taxes and insurance premiums in connection therewith. Tenant shall furnish to Landlord promptly upon receipt, copies of all reports, studies, analysis, investigations, contracts, correspondence, claims, complaints, pleadings and other information and communications received or prepared by Tenant at any time in connection with any Remediation Work.

     (g) Right to Participate by Landlord. Landlord shall have the right, but not the obligation, to participate in any action or proceeding relating to any past or present Release or threatened Release of any Hazardous Material in, on or under the Property, or any past or present violation of any Environmental Laws at the Property, or the necessity for or adequacy of any Remediation Work. Tenant shall provide immediate notice upon receipt to Landlord and allow Landlord to participate in any negotiations or discussions with any federal, state or local governmental agency, including environmental, occupational or public health and safety agencies with regard to Hazardous Material or any Environmental Laws, including all settlement or discussions regarding abatement or Remediation Work.

     (h) Burden of Proof. The burden of proof under this Section regarding establishment of a date upon which a Hazardous Material was or was not placed or appeared or did not appear in, on or under the Property shall be upon the Tenant.

     (i) Required Insurance. In the event that Tenant shall permit Hazardous Material upon the Property, or engage in activities relating to Hazardous Material on, about or above the Property other than the temporary storage of such materials that are used in the ordinary course of Tenant's business in compliance with all Environment Laws, Tenant shall, at Tenant's expense, procure and maintain insurance coverage insuring Tenant and Landlord against any and all liability arising from such Hazardous Material or activities relating thereto. Tenant shall duly provide Landlord with a certificate of such insurance coverage, in such amounts and from such carriers as Landlord shall require.

     (j) Indemnification by Tenant. Tenant shall indemnify, reimburse, defend and hold harmless Landlord (and its employees, partners, agents, affiliates, successors, lenders and representatives) against all claims, demands, liabilities, losses, damages, costs and expenses in any way arising from, relating to, or connected with: (i) the existence, location, nature, use, generation, manufacture, storage, disposal, handling, or Release or threatened Release of any Hazardous Material in, on or under the Property by any person (except any Release by the Landlord or Landlord's employees or contractors) during the term of this Lease or by Tenant at any time; (ii) any violation of Environmental Laws at the Property by any person (except as to any such violation by the Landlord or Landlord's employees or contractors) during the term of this Lease or by Tenant at any time; (iii) any breach of any duty to perform Remediation Work required of Tenant under this Section 5.3; and/or (iv) any breach of any covenant, representation or warranty made by Tenant hereunder, or any failure of Tenant to perform any of Tenant's covenant's or obligation in accordance with this Section. Tenant's indemnification under this subparagraph (j) shall not apply to any underground migration of Hazardous Materials which originate outside of the Property and which Hazardous Materials migrate under the Property through no fault of Tenant. The foregoing indemnification shall include all expenses of investigation and monitoring, costs of containment, abatement, removal, repair, clean up, restoration and remedial work, penalties and fines, attorneys' fees and disbursements and other response costs. The foregoing indemnification shall also include any lost rental amounts, lost rents and other damages to Landlord because of Landlord's inability to lease the Property, and other damages because of the release of Hazardous Material, violation of Environmental Laws, or because such Hazardous Material must be remediated from the Property. If Tenant fails to perform any obligation of Tenant in accordance with this Section, Landlord shall have the right, but not the obligation, to perform such obligation on behalf of Tenant. Tenant shall, on demand, pay to Landlord all sums expended by Landlord in the performance of any such obligations of Tenant, together with interest thereon after such demand at the maximum rate of interest then provided by law. The term "attorneys' fees" under this Section shall mean fees charged by the attorneys in question based upon such attorneys ' then prevailing hourly rates as opposed to any statutory presumption specified by any statute then in effect in the State of California.

     (k) Survivability. All representations, warranties and indemnifications by Tenant under this Section shall survive the termination of the Lease. Tenant waives the right to assert any statute of limitations as a bar to the enforcement of this Section or to any action brought to enforce the provisions of this Section.

     (l) Remedies Cumulative. This Section shall not affect, impair or waive any rights or remedies of Landlord or any obligations of Tenant with respect to Hazardous Materials imposed or created by Environmental Laws (including Landlord's rights of reimbursement or contribution under Environmental Laws). The remedies in this Section are cumulative and in addition to all remedies provided by law.

     (m) Landlord's Representations and Warranties Regarding Hazardous Materials. Landlord hereby represents and warrants to Tenant each of the following: (i) to the best of Landlord's actual knowledge, as of the date of this Lease there are no hazardous materials located on the Property which are in violation of Environmental Laws in existence on the date of this Lease; and (ii) the Property on the date of this Lease is not in violation of any Environmental Laws in existence on the date of this Lease. If Landlord breaches the representations and warranties under this subparagraph (m), then Landlord shall promptly correct the condition of the Property in order that the Property, and any hazardous materials thereon, are in compliance with Environmental Laws in existence on the date of this Lease. In the event of Landlord's alleged breach of a representation and warranty under this subparagraph (m), then Tenant's sole remedy shall be to have Landlord correct the condition of the Property as specified under the immediate preceding sentence. In no event shall the Landlord be responsible for consequential damages because of such alleged breach of a representation or warranty under this subparagraph (m) (including any damage to persons, property or business).

     Section 5.4 Outside Storage. In addition to any other provision specified in this Lease or as required by any law, rule or regulation, except for a screened trash area (in compliance with applicable laws and the CC&Rs), Tenant agrees to not have any outside storage of inventory or materials and to keep the exterior of the Property free from debris.

     Section 5.5 Signs and Auctions. The Tenant shall have the right to place its signage on the Property, provided, however, all signs shall comply with the City of Calabasas' sign ordinances and other laws, rules and regulations. Tenant shall not place any signs on the Property without Landlord's prior written consent, which consent shall not be unreasonably withheld. Landlord reserves the right to reasonably approve the size, type and appearance of any sign. Landlord may require that any sign be installed only be companies approved by Landlord. Tenant's signage shall be placed on the Property, at Tenant's expense. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property .

     Section 5.6 Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease;
(d) any misrepresentation or breach of warranty by Tenant under this Lease; or
(e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord. As used in this

Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable.

     Section 5.7 Landlord's Access. Subject to reasonable coordination with the Tenant to minimize the effect of such actions on Tenant's business (except in the case of an emergency the Landlord shall have immediate access to the Property), Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable Environmental Laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant at least 24 hours prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property. If Landlord enters the Property and Landlord or its employees during such entry by their negligence during the period they are on the Property cause damage to Tenant's property, then Landlord shall be responsible for such damage. Landlord's liability under the immediate preceding sentence specifically excludes any claims for construction defects or claims regarding defective construction, repairs or defective materials, and is solely intended to cover the active negligence of Landlord or its employees while they are present on the Property. Landlord agrees not to place any "For Lease" signs on the Property prior to the last six (6) months of the Lease Term.

     Section 5.8 Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

     Section 5.9 Future Easements and Governmental Requirements. Tenant agrees that Tenant shall cooperate with Landlord in granting any easements and executing any covenants, conditions or restrictions which may be required by any governmental agency or utility for the Property, or which Landlord may otherwise require, provided that such easement, condition or restriction does not materially interfere with Tenant's use of the Property or materially increase the cost of Tenant's occupancy or use of the Property.

ARTICLE SIX:   CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

     Section 6.1 Existing Conditions. Subject to the Construction Rider, Tenant accepts the Property subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein and in the Construction Rider, Tenant acknowledges that neither Landlord nor any agent of

Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant acknowledges that Tenant has investigated the adequacy and capacity of the design of the Property's proposed mechanical and electrical systems; use of the Property for Tenant's proposed purposes; and the laws, rules and regulations of federal, state and local governmental bodies affecting the Property, including parking requirements for any of Tenant's present or proposed uses of the Property. Tenant is relying upon Tenant's own investigation, and neither Landlord nor any agent of Landlord has made any representations or warranties to Tenant regarding the items stated in the preceding sentence.

     Section 6.2 Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or from other sources or places; or (d) any act or omission of any other tenant of Landlord. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. Landlord is obligated to repair the Property in certain circumstances under paragraph 4 of the Construction Rider.

     Section 6.3 Landlord's Obligations. Subject to the provisions of Article Seven (Damage or Destruction), Article Eight (Condemnation), and the Construction Rider, Landlord has absolutely no responsibility to repair, maintain or replace any portion of the Property at any time except for the structural components of the roof and the foundation of the building portion of the Property. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord's expense or to terminate the Lease due to the condition of the Property. Landlord's obligation to repair the structural components of the roof and the foundation of the building portion of the Property under this Section 6.3 is subject to Article Seven (Damage or Destruction) and Article Eight (Condemnation), and Landlord's obligation shall solely be to repair the structural components of the roof and the foundation, and Landlord shall not be obligated for any consequential damage to any person, property or business. Notwithstanding this Section 6.3, Tenant shall be responsible for any damage to the structural components of the roof or the foundation caused by Tenant's acts or negligence.

     Section 6.4    Tenant's Obligations.

     (a) Tenant. Except as provided in Article Seven (Damage or Destruction), Article Eight (Condemnation), the Construction Rider, and Paragraph 6.3, Tenant shall keep all portions of the Property (including interior, roof and roof membrane (other than the roof structural components), windows, walls, ceiling, structural and supports, electrical, plumbing, heating, ventilating and air conditioning systems and equipment) in good order, condition and repair and maintain same (including interior and exterior repainting and refinishing, as needed and any changes or repairs required by changes to governmental laws, rules or regulations effective after the Commencement Date). As to the roof, Landlord shall only be responsible for repairing the structural components, and Tenant shall be responsible to repair all other portions of the roof. If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term. Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. If any part of the Property or the Project is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. Landlord shall have the right, in Landlord's discretion, to require Tenant to utilize maintenance and landscape companies approved by Landlord to keep in good order, condition and repair the Property, including, but not limited to, the painting of the exterior and interior of any improvements on the Property, the repair and maintenance of the parking areas, and the maintenance of the roof, and landscaping of the Property all at periodic intervals. Specifically, under the immediate preceding sentence Landlord may require Tenant to utilize Landlord's chosen landscapers (provided the cost of same is competitive for the area for the same quality) in order to keep the landscaping in first-class condition and may have such landscapers bill Tenant directly or Landlord may bill Tenant for such landscapers. Any such costs and expenses done or paid for by Landlord shall be subject to Tenant's right to perform its obligations hereunder in a reasonable and timely manner and shall be undertaken by the Landlord only after notice to the Tenant under Paragraph 6.4(b), and if so undertaken by the Landlord shall be paid and reimbursed by Tenant to Landlord directly or upon billing by the Landlord, and shall be treated as monetary amounts due under the terms of the Lease. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive, first-class, and fully operative condition.

     (b) Tenant's Failure. Tenant shall fulfill all of Tenant's obligations under this Section 6.4 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.4, Landlord may, upon ten (10) days' prior written notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. The Landlord agrees that so long as Tenant is expeditiously, diligently and properly performing such repairs and maintenance on the Property that Landlord will not perform such maintenance or repairs (except in the case of an emergency). Tenant shall reimburse Landlord for all Landlord's costs incurred in performing such maintenance or repair immediately upon demand.

     Section 6.5    Alterations, Additions, and Improvements.

     (a) No Alterations Without Landlord's Consent. Subject to Tenant's obligations set forth in Section 6.4, Tenant shall not make any alterations, additions, or improvements to the Property not built pursuant to the Construction Rider without Landlord's prior written consent (which covenant shall not be unreasonably withheld), except for non-structural alterations which do not exceed Twenty Thousand Dollars ($20,000) per construction project in any one calendar year and which are not visible from the outside of any building of which the Property is part. In no event may Tenant make any alterations, additions or improvements to the Property under the immediate preceding sentence, without Landlord's prior written consent, which in the aggregate total more than Fifty Thousand Dollars ($50,000) during any calendar year. Landlord may require Tenant to provide demolition and/or lien payment and completion bonds in forms and amounts reasonably satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.5(a) upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed). Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials. Tenant may not remove any of the Tenant Improvements constructed pursuant to the Construction Rider without Landlord's prior written consent.

     (b) Payment Required. Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty
(20) days' prior written notice of
the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

     Section 6.6 Condition Upon Termination. Upon the termination of this Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, except for the Tenant Improvements constructed pursuant to the Construction Rider, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent, and whether or not within the dollar limitations under paragraph 6.5(a)) prior to the expiration of this Lease and to restore the Property to its prior condition, all at Tenant's expense. If Landlord does not provide Tenant with written notice at least ninety (90) days prior to the termination date of the Lease to remove such alterations, additions or improvements, then the fact that the Tenant has failed to timely remove such alterations, additions or improvements required under this Section 6.6 shall not by itself make the Tenant a "hold over" tenant under Section 2.2, except if the Tenant fails to remove such alterations, additions and improvements within ninety (90) days of Landlord's written notice. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease, except that Tenant may remove any of Tenant's trade fixtures, including without limitation Tenant's furnishings, inventory, machinery or equipment which can be removed without material damage to the Property. Additionally, Tenant may on the termination date remove the specialized air conditioning compressor unit installed as part of the Tenant Improvements which services the specialized computer room in the Building (provided that Tenant gives Landlord at least thirty (30) days prior written notice and that Tenant repairs and patches all damage to the Property, including but not limited to fully repairing the roof regarding such removal). Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such property of Tenant. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; the Tenant Improvements (defined in the Construction Rider) and additions thereto, lighting or lighting fixtures attached to the Property; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment (except as described above);

fencing or security gates; or other similar building operating equipment and decorative components.

     Section 6.7 Common Areas and Regulations. Tenant shall pay any common area maintenance, assessments and repair costs under the CC&Rs for the Property. Tenant acknowledges that CC&Rs are currently recorded against the Property. Tenant agrees not to violate the CC&Rs, to comply with the CC&Rs, and to pay any assessments or dues as to the Property required under the CC&Rs.

ARTICLE SEVEN:  DAMAGE OR DESTRUCTION

     Section 7.1    Partial Damage to Property.

     (a) Notice By Tenant. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. Subject to Section 7.2, if the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage) and if substantially all of the repairs can be made within twelve (12) months from the date of Tenant's written notice to Landlord of such damage, and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.4(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible, and Tenant shall pay to Landlord any deductible amounts under any insurance policy.
Subject to Section 7.2, if the Property is only partially damaged under the immediate preceding sentence (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage) and if substantially all of the repairs cannot be made to the Property within the twelve (12) month period, then as to the portion of the Property which is not useable because such repairs cannot be made within such twelve (12) month period, the rent shall abate as to such unusable portion of the Property after twelve (12) months from the date such portion of the Property becomes unusable until such portion becomes useable.

     (b) Insurance Proceeds Not Sufficient. Subject to Section 7.2, if the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which are maintained under Paragraph 4.4(b), Landlord may elect either to: (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under any insurance policies and, if the damage was due to an act, omission or negligence of Tenant, or Tenant's customers, licensees, visitors, employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate this Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.

     (c) Damage During Last Six Months. If the damage to the Property occurs during the last six (6) months of the Lease Term (including any options to extend the Lease Term which have then been exercised prior to the expiration of the Lease Term) and such damage will require more than thirty (30) days to repair, Landlord may elect to terminate this Lease as of the date the damage occurred. Landlord shall give written notification to Tenant of such election within thirty (30) days after Landlord's actual knowledge of the occurrence of the damage.

     Section 7.2 Damage Caused by Tenant. Notwithstanding paragraphs 7.1 and 7.3, if such damage (whether partial or complete) was caused by an act, omission or negligence by Tenant or Tenant's employees, customers, licensees, visitors, contractors, invitees or agents, then this Lease shall remain in effect and: (i) Tenant shall pay the cost (including any insurance deductible amounts) of the repairs or reconstruction not covered by insurance, and (ii) if the damage to the Property is more than partial damage, Landlord may by written notice to Tenant elect for this Lease to terminate.

     Section 7.3 Substantial or Total Destruction. Subject to Section 7.2, if the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.1), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within twelve (12) months after the date of destruction, Landlord may elect to rebuild the Property, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of such destruction.

     Section 7.4 Temporary Reduction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Landlord receives the proceeds of rental continuation insurance covering such period of time. However, the reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

     Section 7.5 Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Sections 7.2, 7.3 and 7.4 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT: CONDEMNATION

     If all or any portion of the building portion of the Property (but not the land) is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than fifty percent (50%) of the floor area of the building which is located on the Property or more than fifty percent (50%) of the number of parking spaces, is permanently taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. If parking spaces are taken by a governmental agency so that because of such taking the number of parking spaces is reduced to less than three hundred fifty-two (352) automobiles, then the Tenant's rent shall be reimbursed by the number of parking spaces less than 352 automobiles. The determination of the rental amount to be reimbursed to the Tenant under the immediate preceding sentence for such lost parking spaces shall be based upon the then fair rental value of such spaces in the business park in which the Property is located. In lieu of reimbursing Tenant for such lost spaces under this paragraph, Landlord may provide Tenant with alternative parking spaces within a reasonable distance from the Property. Any Condemnation award or payment shall be distributed to Landlord for compensation for reduction in the value of the leasehold, the taking of the fee or the Property, or otherwise; provided, however, that Landlord shall have no interest in any award specifically made payable by the applicable governmental agency to the Tenant for the Tenant's relocation costs or the Tenant's loss of business or goodwill or for the taking of the Tenant's trade fixtures and personal property which are not a part of the Property (including not part of the Tenant Improvements). If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE NINE:  ASSIGNMENT AND SUBLETTING

     Section 9.1 Landlord's Consent Required. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.2 below which consent shall not be unreasonably withheld, conditioned or delayed. Landlord has the right to grant or withhold its consent as provided in Section 9.5 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a corporation, any change in the ownership of a controlling interest of the voting stock of the corporation shall require Landlord's consent.

     Section 9.2 Tenant Affiliate and Merger. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by, or is under common control with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease. If Tenant merges into another corporation so that all of Tenant's assets and liabilities are transferred to such other corporation, or if substantially all of the assets of Tenant are transferred to another corporation, then Landlord agrees that this Lease may be assigned in such merger or transfer provided that (as Landlord shall approve): such acquiring corporation uses the Property for the same use that Tenant is utilizing the Property upon the Commencement Date of this Lease and that such acquiring corporation has at least the same net worth that Tenant has on the date of this Lease. In order to verify the acquiring corporation's criteria under the immediate preceding sentence, Tenant agrees to provide to Landlord evidence of such use and worth at the time that Tenant requests

Landlord's approval. Landlord's approval under this Section 9.2 shall not be unreasonably withheld. Landlord shall respond to a Tenant request for Landlord's approval under this Section 9.2 within fifteen (15) days of Landlord's receipt of Tenant's request for approval and the delivery to Landlord of the necessary information in order that Landlord can review Tenant's request for approval. If Landlord fails to respond to Tenant's request for approval under this Section 9.2 within fifteen (15) days of the delivery to Landlord of Tenant's request and the information regarding such use and worth, then Landlord's non-response shall be considered an approval of such merger or transfer of assets under this Section 9.2.

     Section 9.3 No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord's consent and whether or not to a Tenant Affiliate or by a merger or transfer of assets under Section 9.2, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

     Section 9.4 Offer to Terminate. If Tenant desires to assign the Lease or sublease the Property, Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect in writing, the Lease shall continue in effect until otherwise terminated under this Lease and the provisions of Section 9.5 with respect to any proposed transfer shall continue to apply.

     Section 9.5 Landlord's Consent. Tenant's request for consent to any transfer described in Section 9.1 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, type of the prospective transferee including, but not limited to, the use of Hazardous Material financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord reasonably deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property including, but not limited to, the use of any Hazardous Material; (ii) the net worth and financial reputation of the proposed assignee or subtenant; and (iii) Tenant's compliance with all of its obligations under the Lease. Landlord shall consent or reasonably withhold its consent by written notice to the Tenant within thirty
(30) days after the Tenant's delivery of the written request for consent and the information required above to the Landlord.

     Section 9.6 Landlord's Share of Premium. If Tenant assigns or subleases the Property or any portion thereof, the following shall apply:

          (i) Tenant shall pay to Landlord as additional rent under the Lease the Applicable Percentage of the Profit (defined below) on such transaction as and when received by Tenant (or to Landlord directly if Landlord gives written notice that Landlord's share of such Profit shall be paid by the assignee or subtenant to Landlord directly). The "Profit" means all amounts paid to Tenant for such assignment or sublease, including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, after deducting: (i) brokerage commissions paid to independent third party licensed real estate brokers for such assignment or sublease of this Lease; (ii) Tenant's out-of-pocket attorneys' fees for such assignment or sublease which deductible attorneys' fees shall not exceed Three Thousand Dollars ($3,000.00); and (iii) the cost which Tenant actually pays for the construction of any demising walls and doors to divide the Property for any sublease of a portion of the Property which creates such Profit. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis. The "Applicable Percentage" of Profits paid for the first sixty (60) months of the Lease Term shall be twenty percent (20%), and for any period of the Lease thereafter (including option terms) shall be forty percent (40%). If the Profit is in the form of increased rent, then the amount of the Applicable Percentage for each portion of the Profit shall be based upon when each such portion of the Profit is to be paid under the sublease or assignment; with the exception that if a lump sum amount or "key" money is paid covering a period more than one month, such amount shall be spread pro rata (without interest) over the term of the sublease or remaining term of the assigned Lease, as the case may be, to determine when each portion of the Profit is to be received for purposes of determining the Applicable Percentage.

          (ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty
(30) days after the transaction documentation is signed, and Landlord may inspect from time to time Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of landlord's share of the Profit shall not be a consent to any further assignment or subletting. The breach of Tenant's obligation under this paragraph 9.6 shall be a material default of the Lease.

     Section 9.7    No Merger.  No merger shall result from

Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease, or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN:   DEFAULTS; REMEDIES

     Section 10.1 Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

     Section 10.2   Defaults.  Tenant shall be in material default under this
Lease:

     (a) Abandonment. If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in
Section 4.4;

     (b) Failure to Pay. If Tenant fails to pay rent or any other charge or amount when due;

     (c) Nonperformance. If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notices required by this Section 10.2 are intended to satisfy any and all notice requirements imposed by law on Landlord and are not in addition to any such requirement.

     (d) General Assignment and Bankruptcy. (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days;
(iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

     (e) Guaranty Not Revocable. If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

     Section 10.3 Remedies. On the occurrence of any default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

     (a) Types of Remedies. Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including: (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, reasonably required to restore the Property to the condition required by Section
6.6 of this Lease, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts
(i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart
(iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.3(a), or (ii) proceeding under Paragraph 10.3(b).

     (b) Maintain Tenant's Right of Possession. Maintain Tenant's right to possession (in California under California Civil Code Section 1951.4, as amended, or its successor provision), in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due. Landlord and Tenant agree that the limitations on assignment and subletting contained in Article Nine of this Lease are reasonable. Landlord and Tenant specifically agree that Landlord's acts, if any, of maintenance or preservation, and Landlord's efforts to relet the Property, or the appointment of a receiver to protect Landlord's interest under this Lease, shall not constitute a termination of Tenant's right to possession.

     (c) Other Remedies. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

     Section 10.4 Cumulative Remedies. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN:     PROTECTION OF LENDERS

     Section 11.1 Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property (provided that Landlord obtains a nondisturbance agreement in favor of the Tenant in a form acceptable to Landlord's lender), any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall reasonably cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may reasonably require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material). Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default beyond the expiration of all applicable cure periods. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground Lease, deed of trust or mortgage or the date of recording thereof.

     Section 11.2 Attornment. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

     Section 11.3 Signing of Documents. Tenant shall not unreasonably refuse to sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant unreasonably fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

     Section 11.4   Estoppel Certificates.

     (a) Tenant's Estoppel Certificate. Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may reasonably require. Tenant shall deliver such statement to Landlord within ten
(10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

     (b) Tenant's Nondelivery. If Tenant does not deliver such statement under subparagraph (a) above, to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

     (c) Landlord's Estoppel Certificate. Upon the Tenant's written request, the Landlord shall execute, acknowledge and deliver to the Tenant a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; and (iv) to the best of Landlord's actual knowledge (without any investigation by the Landlord) that the Landlord has no actual knowledge of any default under this Lease (or, if the Tenant is claimed to be in default, stating why).

     Section 11.5 Tenant's Financial Condition. Within ten (10) days after written request from Landlord but not more than twice in any twelve (12) consecutive month period, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Landlord may deliver to any lender any financial statements to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement shall be true and accurate statement as of the date of such statement. All financial statements shall be confidential if such financial information is not available to the public ("Non-Public Financial Information"), and for Non-Public Financial Information the Landlord shall obtain from such lenders a written agreement to maintain such Non-Public Financial Information in confidence. Non-Public Financial Information shall only be used for the purposes set forth in this Section 11.5.

ARTICLE TWELVE:     LEGAL COSTS

     Section 12.1 Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease or the Construction Rider, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any legal fees and costs that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease or Construction Rider, whether or not suit is commenced or judgment entered. Such legal fees and costs shall include legal fees and costs incurred for any lawsuit or arbitration or for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action or arbitration for breach of or to enforce the provisions of this Lease or Construction Rider is commenced, the court or arbitration in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action. Neither the Landlord nor the Tenant is waiving any rights to reimbursement for attorneys' fees or costs as they may otherwise be entitled to under applicable laws.

     Section 12.2   Landlord's Consent.  Tenant shall pay

Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent, provided, however, that such legal fees shall not exceed the amount of Two Thousand Dollars ($2,000.00) for each request. Such $2,000.00 amount under the immediate preceding sentence shall be increased on January 1 of each year (which date shall be deemed a "Rental Adjustment Date" under Section 3.2 for purposes of such calculation) in accordance with the increase in the Index (as defined in Section 3.2) from the last date which such amount increased (as determined under Section 3.2).

ARTICLE THIRTEEN:   MISCELLANEOUS PROVISIONS

     Section 13.1 Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

     Section 13.2   Landlord's Liability; Certain Duties.

     (a) "Landlord". As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

     (b) Notice. Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

     (c) Liability. Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property and the Project, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

     Section 13.3 Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

     Section 13.4 Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

     Section 13.5 Incorporation of Prior Agreements; Modifications. This Lease (including without limitation the Construction Rider) is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

     Section 13.6 Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered, sent by United States mail, postage prepaid, sent by national overnight courier (such as Federal Express, DHL and similar services) or sent by facsimile with a copy sent by United States mail or overnight courier. Notices to Tenant shall be delivered to the address specified in Section 1.3 above, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in
Section 1.2 above. All notices shall be effective when delivered. A notice shall be presumed delivered by United States mail on the date delivered as evidenced by a postal receipt, and if by overnight courier, on the date of the courier's receipt of delivery, and if by facsimile, when the facsimile as delivered as acknowledged by an electronic receipt from the sending facsimile machine provided that a copy was sent by United States mail or overnight courier. Either party may change its notice address upon written notice to the other party.

     Section 13.7 Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

     Section 13.8 Recordation. Tenant shall not record this Lease without prior written consent from Landlord. Landlord may require that a "Short Form" memorandum of this Lease executed by both parties be recorded.

     Section 13.9 Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

     Section 13.10 Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. On the date this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. On the date this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

     Section 13.11 Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

     Section 13.12 Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

     Section 13.13 Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

     Section 13.14 Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

ARTICLE FOURTEEN:   BROKERS

     Section 14.1 No Other Brokers. Tenant represents and warrants to Landlord that the only agents, brokers, finders or other parties with whom Tenant has dealt or who are or may be entitled to any commission or fee with respect to this Lease due to the actions of the Tenant are CB Commercial and The Seeley Company. Landlord represents and warrants to the Tenant that the only agents, brokers, finders or other parties with whom Landlord has dealt or who are or may be entitled to any commission or fee with respect to this Lease due to the actions of the Landlord are CB Commercial and The Seeley Company. This paragraph is intended to benefit solely Landlord and Tenant and no other person.

     Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialled all Riders which are attached to or incorporated by reference in this Lease.


                                       "Landlord"

Signed on ___________, 1998            Cypress Land Company,
                                       a California limited partnership
at ________________________
                                       By:  Harvico, Inc., a California
                                            corporation, General Partner


                                            By:___________________________
                                               Brian L. Harvey, President

                                       "Tenant"

Signed on ____________, 1998           Xylan Corporation,
                                       a California corporation
at ________________________

                                            By:_________________________________

                                               Steve Kim, President


                                            By:_________________________________
                                               Susan Cayley, Secretary

                               CONSTRUCTION RIDER
                        TO INDUSTRIAL REAL ESTATE LEASE
                       DATED JUNE 1, 1998 BY AND BETWEEN
            CYPRESS LAND COMPANY, A CALIFORNIA LIMITED PARTNERSHIP,
                                      AND
                  XYLAN CORPORATION, A CALIFORNIA CORPORATION
--------------------------------------------------------------------------------

1.   DESIGN AND CONSTRUCTION OF THE BUILDING SHELL:  Landlord shall construct
     ---------------------------------------------
     upon the land constituting the Property a building ("Building") of approximately one hundred twenty-eight thousand seven hundred square feet (128,700 s.f.), of which approximately eleven thousand two hundred square feet (11,200 s.f.) shall be a second-story mezzanine area. Landlord shall design and construct the Building shell ("Shell") based upon the specifications stated on Exhibit "B", attached hereto and incorporated
                              -----------
     herein by this reference. The term "Tenant Improvements" is defined in Paragraph 2, below.

     1.1  Plans and Specifications of Shell.  Landlord and Tenant have agreed to
          ---------------------------------
     the plans and specifications for the construction of the Shell ("Shell Plans and Specifications"), as stated on Exhibit "B". Landlord shall
                                              -----------
     design plans for the Shell to the Shell Plans and Specifications and to Landlord's other normal specifications and quality. The Landlord may make changes to the Shell Plans and Specifications in Landlord's discretion, provided that same does not materially change the design of the Shell or materially interfere with Tenant's proposed use of the Property. If such changes do materially change the design of the Shell or Tenant's proposed use of the Property, then Landlord shall submit such changes to the Shell Plans and Specifications for Tenant's consent, which consent shall not be unreasonably withheld. Landlord shall submit the Shell Plans and Specifications to the City of Calabasas, California, for the issuance of a building permit for the Building Shell by the City of Calabasas. If the City of Calabasas requires changes in the Shell Plans and Specifications, then Landlord and Tenant agree that Landlord's architect may make the changes required by the City of Calabasas.

     1.2  Construction of the Shell.  Upon obtaining the necessary permits,
          -------------------------
     Landlord shall construct the Shell substantially in accordance with the Shell Plans and Specifications.

          (a) Landlord Pays Permit Fees for Construction of
              ---------------------------------------------

     Shell. Subject to subparagraph 2.5(i) below, Landlord shall pay the permit
     -----
     fees for construction of the Shell (but not for the Tenant Improvements) which are required to be paid to the City of Calabasas prior to the City of Calabasas issuing a building permit for the construction of the Shell.

           (b) Landlord Shall Pay Cost of Construction Period Insurance on the
               ---------------------------------------------------------------
     Property.  From the commencement of construction of the Shell until the
     --------
     Completion of the Shell and Tenant Improvements, the Landlord shall be responsible for obtaining the following insurance coverages for the
     Property:

               (i) Commercial and liability insurance insuring against bodily injury and property damage in such amounts and forms as shall be determined by the Landlord;

               (ii) "All risk" builder's risk insurance, to cover against loss or damage by fire and other casualties as determined by the Landlord in an amount equal to one hundred percent (100%) of the full replacement value thereof. Such insurance shall name the Landlord as the loss payee.

           All the policies of insurance required under this Paragraph 1.2(b) shall be written by companies authorized to do business in California and rated "A- VIII" or better in Best's Insurance Guide. The cost such insurance attributable to the Building Shell shall be paid by the Landlord, and the cost of such insurance attributable to the Tenant Improvements shall be part of the Tenant Improvement costs to be paid by Tenant (or reimbursed to Landlord). Landlord shall use its reasonable efforts to allocate the amount of such insurance costs between the Building Shell and the Tenant Improvements.

     1.3  Completion Defined.  The term "Completion" is defined as the date that
          ------------------
     the City of Calabasas shall have approved that the Shell is substantially complete (such as by the city issuing the final inspection approval for the Shell) or otherwise gives permission for the occupancy of the Shell portion of the Building. If the City of Calabasas will not certify that the Shell is substantially complete or fails to issue a final inspection approval for the Shell because either: (i) the non-completeness of the Tenant Improvements due to a Tenant Delay, or (ii) the non-completeness of the Shell due to the non-completeness of the Tenant Improvements caused by a Tenant Delay (such as if there is a hole in the Building's roof for the installation of the Tenant Improvements and there has been a Tenant Delay), then it shall be deemed that there has in fact been "Completion" of the Shell for purposes of the Lease. The date of Completion of the Shell is referred to herein as the "Completion Date." The term "Tenant Delay" is defined in subparagraph 1.3(a), below.

           (a) Tenant Delay.  Landlord shall use its best efforts to have the
               ------------
     Completion of the Shell occur on or before November 1, 1998, subject to any delays caused by a Tenant Delay (defined below) or by Force Majeure events (defined in Section 13.12 of the Lease). A "Tenant Delay" shall mean any delays in the construction of the Tenant Improvements or the Shell caused in whole or in part by any of the following: (i) any dispute between Landlord and Tenant under Paragraph 2.1 or 2.2 which is unresolved after the expiration of the applicable five (5) day period; (ii) the Tenant fails to timely comply with the time limitations or dates under Paragraph 2.1 or 2.2, or those items and dates described in Paragraph 2.3; (iii) the Tenant requests a change order under Paragraph 2.4; (iv) there is an installation of any Special Improvements under Paragraph 2.7; or (v) the Tenant fails to timely perform or deliver information under Paragraph 2.1 or 2.2.

           (b) Tenant's Right to Terminate Lease.  If on August 1, 1999
               ---------------------------------
     ("Outside Date") there is not Completion of construction of the Shell (which Outside Date shall be extended by any Tenant Delays or events of Force Majeure delays), then Tenant on such Outside Date or within thirty
     (30) days thereafter, may elect by written notice to Landlord to terminate the Lease. If Tenant fails to make such election under the immediate preceding sentence within such thirty (30) day period, then Tenant's right to make such election shall terminate and be of no further force or effect. Tenant may only elect to terminate the Lease under this subparagraph (b) if Tenant has fully paid for all Tenant Improvements, if any, then constructed. Upon Landlord's verification that all the Tenant Improvements then being constructed have been fully paid for, then on Tenant's election Landlord shall return to Tenant the unused portion of the Letter of Credit described in paragraph 2.6(a) below.

2.   DESIGN AND CONSTRUCTION OF TENANT IMPROVEMENTS:  Tenant shall pay all of
     ----------------------------------------------
     the costs for the design and construction of the tenant improvements ("Tenant Improvements") as described below, including but not limited to the office areas, air conditioning of the warehouse areas, restrooms, screening of all air conditioning units (roof and ground mounted), equipment screens and signage. The Tenant Improvements shall be constructed by the Landlord, at Tenant's cost, pursuant to the plans and specifications, as described below. The Landlord shall not be entitled to a management or similar fee for the construction of the Tenant Improvements, although the general contractor may receive a fee hereunder.

     2.1   Schematic Tenant Improvement Plans and Specifications.
           -----------------------------------------------------

           (i) Tenant has or shall retain Hendy and Associates as its space planner to prepare at Tenant's expense (subject to paragraph 2.3(iii)) all architectural, electrical, plumbing, heating, ventilating and air conditioning plans for construction of the Tenant Improvements. Tenant shall be responsible for the timely performance of Hendy and Associates and of the preparation of the Tenant Improvement Plans and Specifications hereunder. Tenant shall have prepared the schematic plans and specifications showing the basic floor plans of the Tenant Improvements ("Schematic Tenant Improvements Plans and Specifications") to construct upon the Property. Tenant shall immediately deliver to Landlord and the space planner all information that may be required by Landlord and the space planner to complete the Schematic Tenant Improvements Plans and Specifications.

           (ii) Tenant shall have such Schematic Tenant Improvements Plans and Specifications prepared by June 15, 1998, and if same does not occur by such date, then same shall be deemed a Tenant Delay hereunder. On or before June 15, 1998, Tenant shall have such Schematic Tenant Improvements Plans and Specifications delivered to Landlord for Landlord's approval. Landlord shall promptly approve of same (or if Landlord disapproves of same, such disapproval must be reasonable). Landlord shall have five (5) business days from the receipt of such Schematic Tenant Improvements Plans and Specifications to approve or disapprove. If Landlord does not disapprove of such plans in the manner specified in this subparagraph (iii) by written notice to Tenant within such five (5) business day period, then Landlord shall be deemed to have approved of same. If Landlord disapproves of such plans and specifications, then Landlord and Tenant shall, within five (5) days from the expiration of the five (5) business day period, use their best efforts to resolve such dispute. Landlord and Tenant agree to negotiate in good faith with each other regarding any of Landlord's disapproved items described above.

           (iii) The Final Plans and Specifications for the Tenant Improvements (as such term is defined in Paragraph 2.2 below) shall be based upon the Schematic Tenant Improvements

     Plans and Specifications.

     2.2  Final Plans and Specifications for Tenant Improvements.
          ------------------------------------------------------

           (i) Tenant, by July 15, 1998, shall have prepared, at Tenant's expense, and deliver to Landlord final plans and specifications for the Tenant Improvements ("Final Plans and Specifications"), which Final Plans and Specifications shall be based upon the Schematic Tenant Improvements Plans and Specifications and shall show the final design and specifications (including, but not limited to, architectural, electrical, plumbing, ventilating, heating and air conditioning) of the Tenant Improvements.

           (ii) Landlord, upon receipt of such Final Plans and Specifications, shall promptly approve of same (or if Landlord disapproves of same, such disapproval must be reasonable). Landlord shall have five (5) business days from receipt of the Final Plans and Specifications to approve or disapprove same based upon the foregoing. If Landlord does not disapprove of such Final Plans and Specifications in the manner specified herein, by written notice to Tenant within such five (5) business day period, then Landlord shall have been deemed to have approved of same. If Landlord disapproves of the Final Plans and Specifications, then Landlord and Tenant shall use their best efforts to resolve such dispute in order to conform such Final Plans and Specifications to the Schematic Tenant Improvements Plans and Specifications. Landlord and Tenant agree to negotiate in good faith with each other regarding any of Landlord's disapproved items, described above. The Final Plans and Specifications shall supersede any prior agreements concerning the construction of the Tenant Improvements, including but not limited to, any inconsistencies with the Schematic Tenant Improvements Plans and Specifications.

           (iii) Regardless of whether Landlord approves or disapproves of any plans or specifications, Tenant shall remain solely responsible for the design of the Tenant Improvements and any specifications thereof. Specifically, Tenant shall be solely responsible that the Tenant Improvements conform to Tenant's required use of the Property.

           (iv) Landlord, on the first to occur of July 15, 1998 or upon the preparation of the Final Plans and Specifications, may in Landlord's discretion submit same (or have the space planner submit same) to the City of Calabasas for the issuance of a building permit by the City of Calabasas. Landlord may, in Landlord's discretion, submit the Final Plans and Specifications to the City of Calabasas for the issuance of a building permit by the City of Calabasas, prior to the final preparation of the Final Plans and Specifications, in order to expedite the issuance of a building permit for the Tenant Improvements. If the City of Calabasas requires changes in the Final Plans and Specifications, then Landlord and Tenant agree that Landlord's architect or the space planner may make the changes. It is understood that neither Landlord nor Landlord's representatives or consultants have any ability to influence the actions or timeliness of performance of the City of Calabasas, public utilities or other governmental bodies involved with the construction of the Tenant Improvements or the issuance of permits regarding same. Tenant recognizes that the Final Plans and Specifications must be prepared and be submitted to the City of Calabasas by July 1, 1998 in order to meet the construction time tables described herein. Accordingly, the Tenant specifically authorizes the Landlord to submit such plans for the issuance of a building permit under the terms of this Paragraph 2.2 even prior to Tenant's approval of such plans in order expedite the City of Calabasas issuing the permits for the Tenant Improvements.

     2.3   Tenant's Cooperation and Mailing of Plans.
           -----------------------------------------

           (i) Landlord shall have the right, from time to time, to review and provide comments to the plans and specifications for the Tenant Improvements as they are being prepared by the space planner. Landlord may communicate with the space planner at any time and shall have the right to have a representative attend meetings with such space planner and Tenant regarding the preparation of such plans and specifications.

           Tenant has designated John Yi, a Vice President of Tenant, as a person who has the actual authority to make any changes to any plans and specifications on behalf of Tenant and to give any approvals or waivers on behalf of the Tenant regarding any plans or specifications, and to make all decisions in connection with the construction of the Tenant Improvements and the Lease and Construction Rider on behalf of the Tenant.

           (ii) (a) In order to timely prepare the plans and specifications for the Tenant Improvements stated in Paragraphs 2.1 and 2.2 above, and to construct the Tenant

     Improvements in a timely manner, Tenant agrees to timely and promptly respond to the space planner's request for information. Tenant agrees to promptly deliver all required information to the space planner necessary to prepare the Tenant Improvements' plans and specifications.

               (b) In addition to the specific approval dates of Tenant outlined in Paragraphs 2.1 and 2.2 above, architects, designers and engineers will be requesting Tenant's review and approval of plans, specifications and other items at periodic intervals. Tenant agrees to promptly respond to all of these requests.

           (iii) In order to design the Tenant Improvements, Tenant is employing the space planner for the Tenant Improvements, and consultants for the architectural and engineering work relating to the Tenant Improvements, which amounts shall be paid by Tenant over the space planner allowance to be paid by Landlord under the following sentence. Landlord shall pay for Tenant's preliminary space planner to assist in preparing the Schematic Tenant Improvements Plans and Specifications in an amount not to exceed Twenty Cents ($0.20) per square foot of office and Tenant Improvements' area.

           (iv) Landlord and Tenant, upon approval of the Schematic Tenant Improvements Plans and Specifications or the Final Plans and
     Specifications, agree to initial each page of such approved plans or specifications (whether such approval was by non-action or otherwise).

     2.4  Change Orders.  For purposes of this Lease, references to Tenant's
          -------------
     "change order(s)" shall mean: (a) any requested Tenant changes, additions or alterations of the Final Plans and Specifications after such Final Plans and Specifications are approved (or after approval by arbitration or Tenant's failure to disapprove same) whether such changes, additions or alterations occur on, before or after the commencement of the construction of the Building or Tenant Improvements; or (b) any changes to items, plans or specifications previously approved by Tenant.

           (i) Tenant shall pay for all costs including but not limited to any architectural, engineering, design, contractor or material costs caused by such Tenant change orders (whether to the Tenant Improvements or the Shell) which are approved by Tenant under subparagraph 2.4(ii).

           (ii) If Tenant desires a change order, then Tenant shall deliver a written request for such change order to Landlord, which Landlord may accept or reject, depending on such factors as costs, delays to construction, and scope of such requested change orders. Tenant's request of such charge order shall mean Tenant's approval of such change order.

           (iii) If Tenant executes a written document approving a change order, then Tenant shall be deemed to have approved such change order whether or not Tenant has requested or Landlord has delivered to Tenant a calculation of the additional costs and time delays caused by such change order. Tenant shall pay all design and construction costs of any Tenant requested change order.

           (iv) Any change order approved by Tenant which causes a delay in construction or design shall be deemed a Tenant Delay.

     2.5  Construction of Tenant Improvements.  The Tenant Improvements shall be
          -----------------------------------
     constructed by Landlord at Tenant's cost in conformance with the Final Plans and Specifications.

          (i) Tenant shall pay all of the permit fees, costs, fees, charges and assessments for the construction of the Tenant Improvements which are required to be paid to any governmental body for the construction of the Tenant Improvements (subject to Landlord's obligation to pay the Bridge Fee described in the following sentence). Landlord shall pay for the bridge and thoroughfare fees related to the Property ("Bridge Fee"), which is based upon office areas of the Building not constituting more than twenty percent (20%) of the total square footage of the Building, which Bridge Fee is currently calculated to be Two Dollars ($2.00) per square foot of Building area ("Current Bridge Fee"). If the Tenant Improvements requested by Tenant cause the Bridge Fee relating to the Property to exceed the Current Bridge Fee, then Tenant shall be responsible for paying for the amount of such increased Bridge Fee for the entire Property. Tenant shall pay for the increase in the Bridge Fee under the immediate preceding sentence by payment of such amount to Landlord at the time that the building permits for the Tenant Improvements are obtained from the City of Calabasas (even if the City of Calabasas allows Landlord to defer the payment of such Bridge Fee by the City of Calabasas recording a covenant or encumbrance against the Property or the city receiving from the Landlord other contractual promises or covenants to pay such Bridge Fee). Landlord shall assist Tenant in minimizing the amount of the Bridge Fee to be charged by the

     City of Calabasas; however, Tenant understands that Landlord does not have the ability to reduce or to minimize such Bridge Fee, and the failure of such Bridge Fee to be reduced or minimized to Tenant's satisfaction shall not entitle Tenant to have any claim against Landlord or any set off hereunder, and Tenant shall remain responsible for paying for the amount of such increased Bridge Fee for the Property under this subparagraph 2.5(i).

           (ii) Tenant shall pay all the costs of any space planners, designers, architectural costs, engineering costs and construction costs of the Tenant Improvements (except as to the amount of the preliminary space planner which Landlord has agreed to pay for as specified in subparagraph 2.3(iii), above).

           (iii) All of the Tenant Improvements shall become part of the Property, shall be maintained and repaired by Tenant as part of the Property under the Lease, and may not be removed by Tenant upon the termination of the Lease. Although Landlord may be contracting with contractors for the construction of the Tenant Improvements, Tenant shall be responsible for paying for same pursuant to Paragraph 2.6 below. Landlord shall consult the Tenant before Landlord enters into such contracts for the design and construction of the Tenant Improvements, but the Landlord may enter into such contracts without the Tenant's consent.

           (iv) In order to expedite the construction of the Tenant Improvements, the same general contractor that constructs the Shell portion of the Building shall construct the Tenant Improvements. Landlord agrees to use Landlord's reasonable efforts to have the general contractor request bids from at least three (3) subcontractors for each trade. Tenant shall be consulted regarding each of the subcontractor's bids; however, Landlord shall make the final decision as to which subcontractor to utilize based upon price, quality of services and reputation of such subcontractor, in Landlord's commercially reasonable discretion.

     2.6  Payment for Tenant Improvements.  Tenant shall pay all expenses, fees
          -------------------------------
     and costs relating to the design and construction of the Tenant Improvements (except for the amount paid by Landlord under subparagraph 2.3(iii)). Landlord shall invoice Tenant for such expenses, fees and costs, and Tenant shall pay Landlord within ten (10) days of Landlord's invoicing of Tenant (even if Landlord invoices Tenant prior to Landlord's payment of such expenses, fees and costs to third parties). Each invoice by Landlord to Tenant shall be substantiated by a written invoices or bills from the person or entity requesting the payment from the Landlord. If Tenant shall fail to timely pay Landlord under the immediate preceding sentence, then same shall be deemed a monetary default under the Lease; and in addition to all other amounts to be paid by Tenant under this paragraph 2.6, Tenant shall immediately pay to Landlord a late charge equal to ten percent (10%) of the overdue amount.

           (a) Letter of Credit.  Because of the large amount of Tenant
               ----------------
     Improvements being installed in the Building, Tenant, prior to commencement of construction of the Tenant Improvements, agrees to obtain a "Letter of Credit" at Tenant's cost (as described below) in favor of the Landlord in the aggregate amount of the cost of the construction of the Tenant Improvements (including any permits or other fees) which Tenant is required to pay under this Lease. Such Letter of Credit amount shall be based upon Landlord's estimate of the cost of construction and design of the Tenant Improvements, plus all fees. The Letter of Credit shall be an irrevocable unconditional Letter of Credit for a term of at least one (1) year in favor of the Landlord as the designated beneficiary, drawn on a major Los Angeles bank approved by Landlord and in a form reasonably approved by Landlord. Tenant shall deliver such original Letter of Credit to Landlord prior to the commencement of construction of the Tenant Improvements and shall maintain same until the last to occur of the following: (i) Tenant's payment of all amounts due Landlord for construction of the Tenant Improvements; (ii) completion of construction of the Tenant Improvements and the expiration of the requisite time periods to record mechanics liens under California law; or (iii) release of such Letter of Credit under the terms of paragraph 1.3(b) above. Upon the last to occur of subparagraphs
     (i) to (iii) under the immediate preceding sentence, Landlord shall return to Tenant any original Letter of Credit which Landlord may have in Landlord's possession. Landlord shall be able to draw upon the entire Letter of Credit if Tenant fails to timely make any of the required payments for such Tenant Improvements hereunder.

           Tenant shall have the right to inspect and audit the Landlord's records and supporting documentation relating to the construction and billings for the Tenant Improvements, and statements relating to the Tenant Improvement Costs. Any such inspection or audit shall be made by the Tenant during normal business hours after giving the Landlord at least three (3) business days' prior written notice. Any such audit must be conducted, if at all, no later than ninety (90) days after the Landlord delivers an invoice to the Tenant regarding payment of such Tenant Improvement Costs.

           (b) If the Landlord May Make Partial Draws on the Letter of Credit.
               --------------------------------------------------------------
     If the Letter of Credit described in subparagraph 2.6(a) may be issued by the applicable bank in such a form (as approved by Landlord) that the Landlord may make partial draws on such Letter of Credit for the defaulted amount while the remainder of such Letter of Credit remains in effect, then the Landlord agrees to accept such form of Letter of Credit. If the Tenant fails to timely make more than two (2) payments to Landlord required under this paragraph 2.6, then, notwithstanding the immediate preceding sentence, the Landlord may draw upon the entire Letter of Credit. The determination of whether a "partial draw Letter of Credit" as described herein may be issued shall be made by the Landlord at the time such Letter of Credit is originally issued and shall be made by the Landlord in its discretion.

           (c) Separate Account.  If Landlord should be paid the entire amount
               ----------------
     under the Letter of Credit under either subparagraphs 2.6(a) or (b), above, that amount of the Letter of Credit which Landlord draws upon and which Landlord does not utilize to cure any Tenant's defaulted payments under this Section 2.6 shall be held by Landlord in a separate account in Landlord's sole name. Landlord may draw upon such amount in such separate account to make payments that Tenant otherwise owes under this Section 2.6 to pay the Tenant Improvement costs. After all of the expenses, fees and costs relating to the design and construction of the Tenant Improvements have been paid, Landlord shall return to Tenant any of the unused amounts in such separate account.

     2.7  Special Improvements.  Prior to the Commencement Date of the Lease,
          --------------------
     Tenant may, provided that same does not delay or in any way unreasonably interfere with Landlord's construction of the Building or the Tenant Improvements, install (at Tenant's sole cost and expense) telephones, computer systems, cable and special electrical work, with the prior written approval of Landlord ("Special Improvements"). Any work on such Special Improvements shall be solely the responsibility of Tenant and shall be installed at Tenant's sole cost and expense. Tenant shall indemnify and hold Landlord harmless for any damage to person or property as a result of any installation and work on the Special Improvements and such work shall be governed by the provisions of Section 6.5 of the Lease. Tenant shall submit to Landlord, for Landlord's review and approval, any plans and drawings of the Special Improvements which Landlord agrees to review within fifteen (15) days after receipt of same from Tenant. Landlord shall not unreasonably withhold its approval. Landlord's approval of such plans and drawings of the Special Improvements shall in no way relieve Tenant from the sole responsibility of installing same at Tenant's sole cost and expense, and in compliance with this Lease and all codes, laws, rules and regulations. Tenant's right to make any alterations or additions to the Building after the Commencement Date of the Lease shall be subject to
     Section 6.5 of the Lease.

3.   ESTABLISHMENT OF INITIAL LEASE TERM AND INITIAL BASE RENT:
     ---------------------------------------------------------

     3.1  Commencement Date.  The term of the Lease under Section 1.5 of the
          -----------------
     Lease shall commence on the Completion Date (as the Completion Date is defined in Paragraph 1.3 of this Construction Rider). Such date is herein
     referred to as the "Commencement Date" of the Lease.   If Tenant does not
     have a temporary or permanent certificate of occupancy for the Tenant Improvements on the Completion Date and Tenant has not received permission from the City of Calabasas to occupy the Property on the Completion Date, then the Commencement Date shall commence sixty (60) days after the Completion Date. The initial Lease Term shall terminate one hundred twenty
     (120) months after the Commencement Date. If the Commencement Date of the initial Lease Term is on a day other than the first day of a month, then such first fractional month shall be added to the initial one hundred twenty (120) month Lease Term.

     3.2  Adjustment to Initial Base Rent Based Upon Square Footage of the
          ----------------------------------------------------------------
     Building.  On the Commencement Date, the initial Base Rent shall be
     --------
     adjusted to equal the product of the following: Square Feet of the Building multiplied times Sixty-Three Cents ($0.63) per square foot. "Square Feet of the Building" shall mean the square feet of the Building (including the square footage of any mezzanine area) measured from the outside of each outside wall to the outside of each outside wall, as calculated by Landlord's architect.

     3.3  Amendment to Lease.  On the Commencement Date, Landlord and Tenant
          ------------------
     shall promptly execute an amendment to the Lease confirming: (a) the Commencement Date and termination date of the initial Lease Term; (b) the Square Feet of the Building; (c) the initial Base Rent as calculated under Paragraph 3.2 above; and (d) an acknowledgment that Landlord has complied with all of the terms of Paragraph 1 of this Construction Rider. Regardless of the execution of such amendment, the Lease shall remain in full force and effect with the Commencement Date and termination date described in Paragraph 3.1 above, and the initial Base Rent and square feet of the Building calculated under Paragraph 3.2 above.

4.   LANDLORD'S WARRANTY REGARDING BUILDING SHELL AND TENANT IMPROVEMENTS:
     --------------------------------------------------------------------

     4.1  Warranty.  Landlord warrants for a period of twelve (12) months from
          --------
     the Completion Date ("Warranty Period") that the Shell portion of the Building and the Tenant Improvements are not defective under commercially accepted standards and have been constructed in a good and workmanlike manner. Tenant, however, shall be solely responsible for any defects in the design of any Tenant Improvements.

     4.2  Landlord's Warranty.  LANDLORD'S WARRANTY OR OTHER SPECIFIED
          -------------------
     RESPONSIBILITY FOR ANY ITEMS HEREUNDER SHALL ONLY OBLIGATE LANDLORD TO REPAIR OR REPLACE IF NECESSARY IN A TIMELY MANNER SUCH DEFECTIVE BUILDING SHELL OR TENANT IMPROVEMENTS ITEM, IF LANDLORD RECEIVES TIMELY WRITTEN NOTICE FROM TENANT DURING THE WARRANTY PERIOD OF SUCH DEFECTIVE ITEM. SUCH WARRANTY OR RESPONSIBILITY OF LANDLORD SHALL NOT BE FOR ANY CONSEQUENTIAL DAMAGES (WHETHER TO ANY PERSON, PROPERTY OR TENANT'S BUSINESS). LANDLORD'S WARRANTY UNDER THIS PARAGRAPH 4 IS LANDLORD'S SOLE WARRANTY (EXPRESSED OR IMPLIED) REGARDING THE CONSTRUCTION OF THE BUILDING AND TENANT IMPROVEMENTS, AND ANY ALLEGED CONSTRUCTION DEFECTS (EVEN IF LATENT), AND THIS WARRANTY SHALL CONSTITUTE TENANT'S (OR ANY SUCCESSOR-IN-INTEREST'S) SOLE AND EXCLUSIVE REMEDY AGAINST LANDLORD REGARDING ANY CLAIMED DEFECTS IN THE BUILDING AND TENANT IMPROVEMENTS. LANDLORD'S WARRANTY HEREUNDER AND LANDLORD'S RESPONSIBILITY TO REPAIR OR MAINTAIN ANY ITEM UNDER THIS LEASE SHALL NOT APPLY TO ANY DAMAGE OR DESTRUCTION CAUSED BY AN ACT OR NEGLIGENCE OF TENANT OR ANY OF TENANT'S EMPLOYEES, CUSTOMERS, LICENSEES, INVITEES, CONTRACTORS OR AGENTS.

     4.3  Punchlist.  As soon as the Tenant Improvements are completed, the
          ---------
     Landlord and the Tenant shall together walk through the Property and inspect the Shell and the Tenant Improvements so completed, using reasonable efforts to discover all uncompleted or defective construction. The purpose of such walk-through is to list those items which are uncompleted or defective, and the same shall not affect the "Completion" or the "Commencement Date" of the Lease. Landlord shall use its reasonable efforts to have the contractors complete and/or repair all "punchlist" items promptly after receiving the completed punchlist from the

     Tenant.

     4.4  Cooperation Regarding Material Supplier or Contractor Warranties.
          ----------------------------------------------------------------
     After the Warranty Period, Landlord agrees to cooperate with the Tenant at no cost or expense to Landlord, to enforce any material supplier or contractor's warranties as to the Shell and the Tenant Improvements.

5.   DISPUTES AND ARBITRATION:  Tenant may not offset rent regarding any alleged
     ------------------------
     Landlord breach of the warranty under Paragraph 4. If Landlord and Tenant have a dispute as to whether any construction item is defective or constructed in a good and workmanlike manner, or whether Landlord is responsible to repair same under Paragraph 4, or if there is a dispute as to any items under Paragraph 2, then such dispute shall be resolved as follows: Either Landlord or Tenant, by written notice to the other, may request arbitration. The arbitration shall be conducted by Landlord's licensed architect (except the space planner of the Tenant Improvements may not be designated as an arbitrator), Tenant's designated licensed architect, and a third licensed architect mutually appointed by Landlord's architect and Tenant's architect. If Tenant fails to designate an architect on behalf of Tenant as an arbitrator within five (5) days of either Landlord's or Tenant's request for arbitration, then Landlord's architect shall serve as the sole arbitrator. The arbitration shall take place in Los Angeles County, California. Such arbitration shall commence within thirty (30) days of the date that either party requests arbitration to resolve such dispute. Landlord and Tenant shall equally pay the costs of such arbitration and of the arbitrators. No transcript or discovery shall be part of such arbitration. The decision of the majority of the three architects (or the one architect arbitrator if Tenant fails to appoints its architect arbitrator) shall be binding (and not appealable) upon Tenant and Landlord. The decision of the arbitration may be entered in any court of competent jurisdiction.

Landlord and Tenant have executed this Construction Rider to Lease on the date of the Lease.
                              "Landlord"

                              Cypress Land Company,
                              a California limited partnership

                              By:  Harvico, Inc., a California
                                   corporation, General Partner

          By:_____________________________
                                          Brian L. Harvey, President

                                   "Tenant"

                                   Xylan Corporation,
                                   a California corporation


                                   By:_______________________________
                                      Steve Kim, President


                                   By:_______________________________
                                      Susan Cayley, Secretary

                                  EXHIBIT "A"
                                  -----------

                         LEGAL DESCRIPTION OF PROPERTY

Lot 4 of Tract Number 32952, in the County of Los Angeles, State of California, recorded in Book 1081, pages 30 through 34.


                                                       INITIALS ____________

                                                                ____________

                                  EXHIBIT "B"
                                  -----------

                         SHELL PLANS AND SPECIFICATIONS


1.   A mezzanine deck of approximately 11,200 square feet.

2. 400-watt metal halide warehouse fixtures which provide 20-foot candles at 36 inches above floor level.

3.   Warehouse walls to be painted flat white.

4.   Warehouse floors to be sealed.

5.   Electrical service to be 2000 amps, 277/480 volt, 3-phase, 4-wire.

6.   Parking to accommodate at least 352 automobiles.

7. Landlord, as to the Shell portion of the Property, shall comply with the Americans With Disabilities Act. Tenant shall be responsible for complying with the Americans With Disabilities Act as to all of the Tenant Improvements and the areas associated therewith. Specifically, Landlord shall not be required to provide an elevator.

8. The following plans prepared by Nadel Architects Inc. dated April 3, 1998: architectural pages 1.0 through 8.1; structural pages S1.1 through S5.8; plumbing pages P1.0 through P2.3; electrical pages E1.0 through E4.3; landscaping pages L1.1 through L3.3. Additionally, specifications prepared by Nadel Architects Inc. dated December 1997.

9. Unless otherwise specified above, all materials and construction of the Shell shall be to Landlord's normal quality and construction materials and design.


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